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                                                                    EXHIBIT 2(f)

         The following is a list of shareholders of The Bank of Winter Park who are also directors and/or officers and who have signed Shareholder Agreements substantially in the form of Exhibit 2(e) of this Registration Statement, the date of each such Shareholder Agreement, and the number of shares beneficially owned (possessing the power to vote and/or dispose) by the named director/officer of The Bank of Winter Park.

                                                          SHARES OF WINTER
          NAME OF               DATE OF SHAREHOLDER       PARK COMMON STOCK
     DIRECTOR/OFFICER                AGREEMENT            BENEFICIALLY OWNED

Percy B. Bell                      May 21, 1997                       27,316
Robert S. Harrell                  May 22, 1997                       38,467
Gerald Hardage                     May 21, 1997                       10,000
Benjamin F. LePore                 May 21, 1997                       20,000
Gregory J. Mainguth                May 30, 1997                          850
George J. Norman                   May 20, 1997                       23,918
James G. Norman                    May 20, 1997                       12,362
Eugene A. Polino                   May 20, 1997                       11,242
Ralph Singleton                    May 20, 1997                       46,050
Arnold Wurst                       May 20, 1997                        1,100
                                                         -------------------
                                                                     191,305